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                                                                     Exhibit 5.1

             [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]






                                                              October 31, 2001


Hercules Incorporated
Hercules Plaza
1313 North Market Street
Wilmington, Delaware  19894-0001

         Re:      Registration Statement on Form S-4

Ladies and Gentlemen:

         We have acted as counsel to Hercules Incorporated, a Delaware corporation (the "Company"), and certain of its subsidiaries (collectively, the "Subsidiary Guarantors"), and are rendering this opinion in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-4 (Registration No. 333-67210) (the "Registration Statement") relating to the registration under the Act of the Company's $400,000,000 aggregate principal amount of 11 1/8% Senior Notes due 2007 (the "Exchange Notes") and the guarantees of the Exchange Notes by the Subsidiary Guarantors (the "Guarantees").

         The Exchange Notes and the Guarantees are to be offered in exchange for the Company's outstanding $400,000,000 aggregate principal amount of 11 1/8% Senior Notes due 2007 issued and sold by the Company on November 14, 2000 in an offering exempt from registration under the Act and guaranteed by the Subsidiary Guarantors. The Exchange Notes will be issued by the Company in accordance with the terms of the Indenture (the "Indenture"), dated as of November 14, 2000, among the Company, the Subsidiary Guarantors and Wells Fargo Bank Minnesota, N.A., as trustee.

         In our capacity as counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and all exhibits thereto, including the Indenture, and of such records of the Company and the Subsidiary Guarantors and other agreements, documents and instruments, and have made such inquiries of officers and representatives of the Company and the Subsidiary Guarantors and other persons and have considered such matters of law as we have deemed appropriate as the basis for the opinions hereafter set forth. In all cases, we have assumed the legal capacity and competence of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to
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us as originals and the conformity to original documents of documents submitted to us as certified, conformed, photostatic or facsimile copies and the accuracy and completeness of all corporate records and other information made available to us by the Company and the Subsidiary Guarantors.

         Based upon and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that, when (i) the Registration Statement has become effective under the Act, (ii) the Exchange Notes have been duly executed and authenticated in accordance with the Indenture and duly issued and delivered by the Company in the manner contemplated in the Registration Statement and any prospectus or prospectus supplement relating thereto and (iii) the Guarantees have been executed and delivered, the Exchange Notes will constitute valid and binding obligations of the Company and the Guarantees will constitute valid and binding obligations of the Guarantor Subsidiaries.

         We express no opinion as to the law of any jurisdiction other than the federal laws of the United States, the laws of the Commonwealth of Pennsylvania, the laws of the State of New York and the General Corporation Law of the State of Delaware. As to matters involving the laws of the State of Georgia, we have relied on the opinion of King & Spaulding, as special Georgia counsel to FiberVisions Products, Inc.

         We hereby consent to the sole use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the prospectus included therein. This opinion is not to be used, circulated, quoted, referred to or relied upon by any other person or for any other purpose without our prior written consent.

                                   Very truly yours,

                                  /s/ Ballard Spahr Andrews & Ingersoll, LLP



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